EXHIBIT 10.36

STOCK EXCHANGE AGREEMENT

This Stock Exchange Agreement (“Agreement”), dated as of October 9, 2019 (the “Effective Date”), is entered into by and among Alternus Energy Inc., a corporation incorporated in the State of Nevada (“ALTN”) and VestCo Corp., a corporation incorporated in the State of Delaware (“VESTCO”) (each, a “Party”, and each altogether, the “Parties”), which agree as follows:

RECITALS

Whereas, ALTN desires to issue 15,000,000 shares of ALTN’s CLASS B Common Stock to VESTCO in exchange for the return and cancellation of 15,000,000 shares of ALTN’s common stock from VESTCO and certain selling and transfer restrictions, and VESTCO desires to return 15,000,000 shares of ALTN’s common stock (the “Returned Shares”), in exchange for 15,000,000 shares of ALTN’s Class B Common Stock (the “Acquired Shares”).

Now, Therefore, in consideration of the premises and of the covenants, representations, warranties and agreements herein contained, the Parties have reached the following agreement with respect to the exchange of ALTN capital stock:

AGREEMENT

SECTION 1. CONSTRUCTION AND INTERPRETATION

1.1. Principles of Construction.

(a) All references to Articles, Sections, subsections, Schedules and Appendixes are to Articles, Sections, subsections, Schedules and Appendixes in or to this Agreement unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limiting and means “including without limitations.”

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) The Section headings herein are for convenience only and shall not affect the construction hereof.

(d) This Agreement is the result of negotiations among the Parties. Accordingly, this Agreement shall not be construed against any Party merely because of such Party’s involvement in its preparation.

(e) Wherever in this Agreement the intent so requires, reference to the neuter, masculine or feminine shall be deemed to include each of the other, and reference to either the singular or the plural shall be deemed to include the other.

Stock Exchange Agreement

Alternus Energy Inc.

and VestCo Corp.

1.2 Definitions. For purposes hereof, the following terms when used herein shall have the respective meaning set forth below.

“Affiliate” means (except as otherwise specifically defined herein), as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Lien” means any mortgage, charge, adverse right or claim, lien, lease, option, pledge, security interest, deed of trust, right of first refusal, easement, encumbrance, servitude, proxy, voting trust or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Restricted Period” means the period during which VESTCO shall refrain from selling or transferring any securities of ALTN, and which period shall commence from the Effective Date of this Agreement and continue for a period of eighteen (18) months thereafter.

SECTION 2. THE TRANSACTION

2.1. Consideration.

ALTN hereby agrees to issue the Acquired Shares to VESTCO, and VESTCO, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, agrees to acquire the Acquired Shares in exchange for the return and cancellation of the Returned Shares, immediately upon the Closing Date.

2.2. Return of ALTN Common Stock; Issuance of Class B Common Stock.

In consideration for the issuance of the Acquired Shares by ALTN to VESTCO, VESTCO shall transfer and return the shares of ALTN Common Stock to ALTN in accordance with the terms of this Agreement. Simultaneously with the return and cancellation of the 15,000,000 shares of ALTN Common Stock, duly endorsed for transfer back to ALTN, such shares of common stock to be returned to the ALTN’s total authorized but unissued shares of common stock, ALTN shall issue to VESTCO the certificate for 15,000,000 shares of Class B Common Stock.

Stock Exchange Agreement

Alternus Energy Inc.

and VestCo Corp.

2.3. Selling & Transfer Restrictions.

VESTCO hereby agrees that during the Restricted Period, VESTCO shall be prevented from selling any securities of ALTN (Class A or Class B Common Stock) (the “Shares”). VESTCO will not sell, transfer or otherwise dispose of any Shares. VESTCO further agrees that ALTN is authorized to and ALTN agrees to place “stop orders” on its books to prevent any transfer of the Shares of ALTN held by VESTCO in violation of this Agreement. ALTN agrees not to allow to occur any transaction inconsistent with this Agreement. VESTCO further agrees that it will not transfer the Shares in any way, pledge or place a lien, mortgage, security interest, encumbrance or charge of any kind or description on the Shares.

2.4. Closing.

The closing date shall be the Effective Date (the “Closing Date”). On the Closing Date, VESTCO will deliver to ALTN the Returned Shares and ALTN will issue and deliver to VESTCO the Acquired Shares. The Parties hereby agree to cooperate with each other to facilitate the Closing.

SECTION 3. REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of ALTN. The representations and warranties herein by ALTN shall be true and correct in all material respects on and as of the Closing Date hereof with the same force and effect as though said representations and warranties had been made on and as of the Closing Date. ALTN hereby makes the following representations and warranties to VESTCO:

3.1.1 ALTN is a corporation duly organized and validly existing under the laws of the State of Nevada and has all corporate power necessary to engage in all transactions in which it has been involved, as well as any general business transactions in the future that may be desired by its directors.

3.1.2 ALTN is in good standing under the laws of the State of Nevada. Copies of the Certificate of Incorporation and Bylaws of ALTN, and all amendments thereto, heretofore delivered to VESTCO are accurate and complete as of the date hereof.

3.1.3 ALTN has the requisite power and authority to enter into and perform this Agreement and to purchase the shares being sold to it hereunder. The execution, delivery and performance of this Agreement by ALTN and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of ALTN is required. This Agreement has been duly authorized, executed and delivered by ALTN and constitutes a valid and binding obligation of ALTN enforceable against ALTN in accordance with the terms hereof, except as the enforcement hereof may be limited by (1) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally, (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (3) the implied covenants of good faith and fair dealing. ALTN’s Board of Directors, by vote at meetings duly called and held, has approved this Agreement, and has declared it advisable, determined that the transaction is in the best interest of ALTN’s shareholders, and has adopted resolutions approving and adopting this Agreement.

Stock Exchange Agreement

Alternus Energy Inc.

and VestCo Corp.

3.1.4 ALTN has full power to issue and deliver the Acquired Shares to VESTCO in accordance with the terms of this Agreement. The delivery to VESTCO of certificates evidencing the issuance of the Acquired Shares pursuant to the provisions of this Agreement will transfer to VESTCO good and marketable title thereto, free and clear of all Liens, encumbrances, restrictions and claims of any kind.

3.1.5 There are no authorized shares of ALTN other than 435,000,000 Class A common shares and 15,000,000 Class B Common Shares, par value $0.001 per share, and 50,000,000 preferred shares, $0.001 par value per share with 5,000,000 shares of Series E Convertible Preferred issued and outstanding. At the Closing Date, there will be no existing impediment or restriction on the sale and issuance of the Acquired Shares to VESTCO; and on delivery to VESTCO of the Acquired Shares being sold hereby, all of such Shares shall be free and clear of all Liens, encumbrances, charges or assessments of any kind; such Shares will be legally and validly issued and fully paid and non-assessable shares of ALTN’s Class B Common Stock; and all such stock has been duly authorized by the Board of Directors of ALTN.

3.2 Representations and Warranties of VESTCO. VESTCO represents that the foregoing representations and warranties are true and correct as of the date hereof and agrees to indemnify ALTN of any misrepresentation upon which ALTN reasonably relies upon for the transactions contemplated in this Agreement. Unless VESTCO otherwise notifies ALTN prior to the Closing Date, the foregoing representations and warranties shall be true and correct as of the Closing Date. VESTCO hereby makes the following representations and warranties to ALTN:

3.2.1 VESTCO has the requisite power and authority to enter into and perform this Agreement and to purchase the shares being sold to it hereunder. The execution, delivery and performance of this Agreement by VESTCO and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of VESTCO is required. This Agreement has been duly authorized, executed and delivered by VESTCO and constitutes a valid and binding obligation of VESTCO enforceable against VESTCO in accordance with the terms hereof, except as the enforcement hereof may be limited by (1) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally, (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (3) the implied covenants of good faith and fair dealing.

Stock Exchange Agreement

Alternus Energy Inc.

and VestCo Corp.

3.2.2 VESTCO has full power to transfer and deliver the Returned Shares to ALTN in accordance with the terms of this Agreement. The delivery to ALTN of certificates evidencing the return of the Returned Shares pursuant to the provisions of this Agreement will transfer to ALTN good and marketable title thereto, free and clear of all Liens, encumbrances, restrictions and claims of any kind.

3.2.3 VESTCO is, and will be at the time of the execution of this Agreement and the Closing Date, an “accredited investor”, as such term is defined in Regulation D promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), is experienced in investments and business matters of the kind contemplated by this Agreement, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable VESTCO to utilize the information made available by ALTN to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. VESTCO is duly and legally qualified to purchase and own shares of ALTN. VESTCO is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding VESTCO is accurate.

3.2.4 On the Closing Date, VESTCO will acquire the Acquired Shares pursuant to the terms of this Agreement for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

3.2.5 The offer to issue the Acquired Shares was directly communicated to VESTCO. At no time was VESTCO presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

SECTION 4. MISCELLANEOUS

4.1. Termination. In the event of the termination of this Agreement and abandonment of the transactions contemplated hereby, this Agreement shall terminate and the parties shall have no liabilities or obligations to each other hereunder; provided that nothing contained herein shall relieve any party of liability for fraud, misrepresentation or willful breach of this Agreement.

Stock Exchange Agreement

Alternus Energy Inc.

and VestCo Corp.

4.2 Indemnification of VESTCO. ALTN hereby agrees to indemnify VESTCO against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees and expenses incurred by VESTCO in investigating or defending any such proceeding or potential proceeding and regardless of whether the foregoing results from a third party claim or otherwise) (all of the foregoing, including associated costs and expenses being referred to herein as a “Proceeding”), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

(i) any of the representations or warranties made by ALTN herein being untrue or incorrect at the time such representation or warranty was made; or

(ii) any breach or non-performance by ALTN of any of its covenants, agreements or obligations under, this Agreement;

provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of VESTCO in connection therewith.

4.3 Indemnification of ALTN. VESTCO hereby agrees to indemnify ALTN, and its officers, directors, member holders and/or Affiliates (other than VestCo itself and its officers and directors) (each a “ALTN Indemnified Party”) against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees and expenses incurred by ALTN in investigating or defending any such proceeding or potential proceeding and regardless of whether the foregoing results from a third party claim or otherwise) (all of the foregoing, including associated costs and expenses being referred to herein as a “Proceeding”), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

(i) any of the representations, covenants or warranties made by VESTCO herein being untrue or incorrect at the time such representation or warranty was made;

(ii) any breach, default or non-performance by VESTCO of any of his covenants, agreements or obligations under this Agreement; or

(iii) any direct or indirect liabilities in connection with, or arising out of and/or related to any action and/or non-action of VESTCO that occurred after the Closing Date;

provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of ALTN in connection therewith.

Stock Exchange Agreement

Alternus Energy Inc.

and VestCo Corp.

4.4 Conduct of Claims.

(i) Whenever a claim for indemnification shall arise under this Section as a result of a third party claim, the party seeking indemnification (the “Indemnified Party”), shall notify the party from whom such indemnification is sought (the “ Indemnifying Party”) in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail; provided, that the Indemnified Party shall not be foreclosed by any failure to provide timely notice of the existence of a third party claim to the Indemnifying Party except to the extent that the Indemnifying Party has been materially prejudiced as a direct result of such delay;

(ii) Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless a conflict of interest shall be caused thereby; and

(iii) No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

4.5 Survival of the Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the Parties hereto shall survive the closing and remain in full force and effect until eighteen (18) months after the Closing Date, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for the Acquired Shares hereunder or thereunder, and even if a party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of the closing.

Stock Exchange Agreement

Alternus Energy Inc.

and VestCo Corp.

4.6 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by overnight mail or courier, addressed as follows:

If to Alternus Energy Inc.:

Attn: Joseph Duey

One World Trade Center, Suite 8500

New York, NY 10007

If to VestCo Corp., to:

Attn: Vincent Browne

16192 Coastal Highway

Lewes, DE 19958

Or such other address as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered or sent by facsimile.

4.7. Parties in Interest. This Agreement may not be transferred, assigned or pledged by any Party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

4.8. Entire Agreement. This Agreement and the other documents referred to herein contain the entire understanding of the Parties hereto with respect to the subject matter contained herein. This Agreement shall supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated herein.

4.9. Amendments. This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties.

4.10 Time is of Essence. With regard to all dates and time periods set forth in this Agreement, time of is of essence.

4.11. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

4.12. Counterparts. This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier, PDF or facsimile transmission, any one of which shall constitute an original of this Agreement. When counterparts of copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The Parties agree that all such signatures may be transferred to a single document upon the request of any Party.

Stock Exchange Agreement

Alternus Energy Inc.

and VestCo Corp.

4.13 Remedies Cumulative. Any and all remedies set forth in this Agreement: (i) shall be in addition to any and all other remedies the Parties may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as each of the Parties may elect. The exercise of any remedy by any Party shall not be deemed an election of remedies or preclude such Party from exercising any other remedies in the future. The prevailing Party in any Related Proceeding shall be entitled to recover his or its reasonable attorneys’ fees and costs (including experts’ and witness fees and costs) from the unsuccessful Party.

4.15 Expenses. Each of the Parties shall bear his own expenses in connection with the transactions contemplated by this Agreement.

4.16 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law pertaining to conflict of laws. This Agreement will be deemed to have been entered into in Delaware. The exclusive venue for the resolution of any dispute will be the state and federal courts of Delaware and each Party hereby consents to the exclusive jurisdiction of such courts.

***Signature page follows***

Stock Exchange Agreement

Alternus Energy Inc.

and VestCo Corp.

In Witness Whereof, each of the Parties hereto has caused its/his name to be hereunto subscribed as of the day and year first above written.

ALTN:

Alternus Energy Inc.

By:
Name:	Taliesin Durant
Title:	General Counsel

VESTCO:

VestCo Corp.

By:
Name:	Vincent Browne
Title:	President